Exhibit B, 23(i)

ENOP, s. r. o. seated Most - Komorany 2, 434 03

[LOGO-omitted]

DEED OF INCORPORATION

of the limited liability company
ENOP, s. r. o.
seated Most - Komorany 2, 434 03
at December 19, 1995

(unabridged, as amended and supplemented)

at December 13, 2001

In Most - Komorany at December 13, 2001

Page count of unabridged Deed of Incorporation

8 pages

                                           ENOP, s. r. o., seated Most - Komorany 2, 434 03

                                                            STATUTORY BODY

                                                              (executive)

                                                   OF THE LIMITED LIABILITY COMPANY

                                                            ENOP, s. r. o.

        in compliance with provisions of Section 27a (2) letter a) of Act no: 513/1991, the Coll., Commercial Code, as amended drafted

                           unabridged Deed of Incorporation of the limited liability company ENOP, s. r. o.
                                                   seated Most - Komorany 2, 434 03
                                at December 19, drawn in the form of notary record NZ 317/95, N 322/95 as resulting from amendments and supplements carried out

by decision of a sole partner (Prvni  severozapadni  teplarenska  a.s. seated  Komorany u Mostu,  434 03) in execution of competence of the General Meeting at December 9 1999
by decision of a sole  partner  (United  Energy,  a.s.  seated Most - Komorany 2, 434 03) in  execution  of  competence  of the General
Meeting at December 9, 1999
by decision of a sole  partner  (United  Energy,  a.s.  seated Most - Komorany 2, 434 03) in  execution  of  competence  of the General
Meeting at December at December 1, 2000
by an amendment  elaborated by executives to reinstate  conceptual  symbols  presented in the Deed of Foundation  into  compliance with provisions of Act no.  513/1991,  the Coll.,  Commercial  Code,  as amended at December 13, 2001 by decision of a sole partner  (United
Energy, a.s. seated Most - Komorany 2 434 03) in execution of competence of the General Meeting at December 13, 2001.

                                                         DEED OF INCORPORATION
                                                   of the limited liability company
                                                            ENOP, s. r. o.
                                                   seated Most - Komorany 2, 434 03
                                           at December 19, 1995 as amended and supplemented

                                                                  I.

Prvni  severozapadni  teplarenska a. s. seated Komorany u Mostu,  represented by Ing. Stefan Pallay, the Board of Directors member, and managing director of Prvni  severozapadni  teplarenska  a.s.,  seated Komorany u Mostu,  establishes by this Deed of Incorporation as a sole partner pursuant to relevant provisions of the Commercial code no. 513/1991, the Coll., as amended a limited liability company.

                                                                  II.

Corporate name of the company: ENOP, s. r. o.

                                                                 III.
Registered seat:  Most - Komorany 2, 434 03

                                                                  IV.

The company is established for indefinite term.

                                                                  V.

                                                    Subject of trade of the company

1. Procurement of services in the area of artisan activities.

                                                                  VI.

                                                   Registered capital of the company

Registered capital of the stock corporation is CZK 100 000 (in words one hundred thousand Czech crowns).

                                                                 VII.

                                                   Deposit of the founder - partner

The  registered  capital  value of the stock  corporation  is created by one  monetary  deposit of the  founder,  and concurs  with the registered capital value of the company, i.e. with the sum of CZK 100 000, in words: one hundred thousand Czech crowns.

The  registered  capital  was in full  reimbursed  by the  founder  in a lump  sum,  before  the day an  application  was  filed of the established  company's record into the Commercial  Register.  The founder issued a written statement of the deposit  remittance,  which was enclosed to the  application.  The founder up to the trade company's  inception  administers the reimbursed  deposit,  and performs concurrently function of the deposit trustee.

The right of owner to this deposit  passes over to the company on the day of its inception.  The founder,  following  establishment  of the company as a trustee of the deposit is required to hand over the deposit to the company without undue delay.

Provided that the company is not established the deposit trustee is duty bound to return the deposit forthwith.

The founder acts on behalf of the company prior to its  establishment,  in tasks linked with its inception,  if the Commercial  Code or special precepts do not determine otherwise.

                                                                 VIII.

                                                         Bodies of the company

The company bodies are as follows: General Meeting and executives.

The company does not constitute Supervisory Board.

1.       General Meeting
     General Meeting is the supreme body of the company.

     The founder is a sole partner.  Taking into account this actuality the General  Meeting is not convened,  and the partner  carries out its competence.
     Competence of the General Meeting
     Aside competence disclosed in Section 125 of the Commercial Code the General Meeting rules furthermore on the following matters:
     a)  approves concept of company's undertaking and changes thereof,
     b)  rules on, which disposal with property of the company are subject to its prior consent,
     c)  decides on the company's loss coverage manner,
     d)  in the event that the  company  will have at least 50  employees  the General  Meeting may decide that the company  will issue
         Articles  of  Association,   modifying  internal  organization,  and  management  tenets  more  minutely  that  this  Deed  of
         Incorporation asserts; in such a case the Articles of Association are exposed to approval by the General Meeting,
     e)  rules on the Deed of Incorporation changes,
     f)  decides on appointments, recalls, remuneration of an adjuster, and company dissolution with liquidation.

     The General Meeting may stipulate whenever to decide on matters,  which otherwise fall under the competence of the executives.  In the event of competence disputes (positive, as well as negative) the view of the General Meeting is decisive.

2.       Executives of the company
     The  executives are  authorized to deliberate on all issues that the law, and this Deed of  Incorporation  does not entrust to the
     General Meeting, or which the General Meeting does not stipulate itself.
     The executives  draft minutes on  negotiations  of the General  Meeting,  which jointly with the attendance  list are archived for entire continuance of the company.

     The executives  undertake to secure adequate management of prescribed  recording and accounting,  and brief the partner on company questions.

     Competition  forbiddance  applies for executives in a span disclosed in Section 136,  Commercial Code;  implications of breach are stipulated in Section 65, Commercial Code.

     Statutory body of the company is three executives:
     The first company executives are:
     Mr. Ing. Stefan Pallay, birth certificate no: 43 03 13/769
     (date of birth March 13, 1943), residing Chomutov, Zahradní 5180

     Ing. Miloslav Kaftan, birth certificate no: 43 10 02/467
     (date of birth October 2, 1943), residing Litvínov, Valdstejnská 2110

     Ing. Roman Kocár, birth certificate no: 64 05 30/0946
     (date of birth May 30, 1964), residing Most, Fr. Malíka 736/966

     Manner of negotiations on behalf of the company:
     Each executive is authorized to act individually on behalf of the company.

     To  decision-making  and trade management of the company,  which falls under  competence of the executive,  consent of majority of executives is required.

     The executive signs on behalf of the company so that to a printed,  or written name of the company, or a stamp print of trade name of the company he appends his signature in own hand, disclosing the post of an executive.

     The executive may withdraw from office by a written notice,  delivered to the General Meeting (Section 66 (1),  Commercial  Code).
     Discharge of his office  concludes on the day, when his resignation was discussed,  or ought to have been traversed by the General
     Meeting (the General  Meeting  undertakes to discuss his resignation at the nearest  proceedings  following  ascertainment  of his resignation).

                                                                    IX.

                                                       Management of the company

1.       Accounting term
      The first accounting term commences on the day of inception of the company,  and concludes December 31st of the calendar year, in which the company was established.

      Other accounting terms coincide with calendar years.

2.       Commitments of executives during company management
     The executives are answerable to the General  Meeting for a proper  management of the company,  and concordance of its undertaking with approved concept.

     The  executives  undertake  to secure dully  management  of  prescribed  recording  and  accounting,  compilation  of ordinary and extraordinary  statements of account,  which with a proposal on profit  allocation and annual report submit to the General Meeting to discuss and resolve. The executives are obligated to report to the partner on company matters.

     For each accounting period the executives undertake compilation of the annual report.

                                                                     X.

                                                                Reserve fund

The company creates a reserve fund in the amount of 20 % of registered capital.
The company  during its  inception  creates  reserve  fund in full amount  designated  by the Deed of  Incorporation,  i.e. 20 % of the company's  registered  capital (CZK 20 000, in words twenty thousand Czech crowns).  The reserve fund will be made by surcharges of the partner above the deposit value. z. e.

The reserve  fund will be created by the founder so that by 30-days  from  establishing  the company he will  deposit to a special bank account CZK 20 000.

The  executives  make a decision about  utilization of the reserve fund, if not relevant to cases when the law commits these  decisions to the General Meeting, and will brief the General Meeting on its handling and status at the nearest proceedings.

If the value of the reserve fund means declines under designated  limit,  the fund is annually  supplemented by an amount of 5 % of net profit up to attainment of the reserve fund amount designated by the Deed of Incorporation.

The reserve fund up to the amount of 10% of registered capital may be used to cover only company losses.

                                                                  XI.

                                                             Profit allocation

The General Meeting rules on allocation of profit based on proposal by the executives.

Following  subtraction  of amounts  devolved to taxes,  and reserve fund  supplementation  the General  Meeting will  ascertain,  which segment of profit is left to the company for its development.

                                                                    XII.

                                                Changes in the amount of registered capital

Pertinent provisions of the Commercial Code govern registered capital changes.

                                                                 XIII.

                                               Dissolution and termination of a company

Besides  reasons for a company  dissolution  stipulated by the law,  company may be  terminated  by a decision of the General  Meeting, pursuant to Article VIII., (1) letter f) of this Deed of Incorporation governing competence of the General Meeting.

                                                                 XIV.

                                       General Meeting's decision on dissolution of the company

In case the General  Meeting will decide on company  dissolution,  it will rule as well  whether it will be  dissolved  with or without liquidation.

Ruling on company  dissolution  without  liquidation must contain also data, as of which day the company is being dissolved,  and binds the executives to assure the company's record of dissolution into the Commercial Register.

In a decision on company  dissolution  with  liquidation  the General  Meeting will  disclose,  as of which day the company enters into liquidation,  appoints its main adjuster,  and  determines his  remuneration,  and  concurrently  binds the executives to submit duly a proposal of recording these actualities into the Commercial Register.

                                                                  XV.

                                                   Expenditures to create a company

The company bears the costs for its establishment, and those will be reckoned, as it's first expenditures.

                                                                 XVI.

                                            Number of prints of the Deeds of Incorporation

This Deed of Incorporation is drawn in 8 counterparts,  of which one copy will be filed at the Commercial Register,  the founder of the company will obtain two copies,  and two counterparts will be stored in archive of the limited liability  company.  The remaining three copies of the Deed of Incorporation serve the founder during legal tasks coinciding with creation and inception of the company.

                                                                 * * *

                                        Deed of Incorporation of the limited liability company
                                             ENOP, s. r. o. seated Most - Komorany, 434 03
                                                                  At
                          at December 19, 1995 drawn-up in the fashion of a notary record NZ 317/95, N 322/95 was by decision of a sole partner (United Energy, a.s. seated Most - Komorany 2, 434 03, recorded at May 1, 1992 in the Commercial
                      Register, administered by the Regional Court in Usti nad Labem, section B, insert no: 242)
                                                 altered and supplemented as follows:

1.       by the decision of a sole partner in execution of competence of the General Meeting at December 9, 1999
     (Notary  record N 346/99,  NZ 353/99 at December 9, 1999,  attestation  of the course of a sole  partner  decision in execution of competence of the General Meeting),

2.       by the decision of a sole partner in execution of competence of the General Meeting at December 1, 2000
     (Notary  record N 149/2000,  NZ 144/2000 at December 1,  attestation  of the course of a sole  partner  decision in  execution  of competence of the General Meeting),

3.       by  modification  of the Deed of  Incorporation  compiled by the  executives at December 13, 2001 to reinstate the  conceptual symbols,  listed in the Deed of Incorporation  into concordance with provisions of Act no: 513/1991,  the Coll.,  Commercial Code,
     based on the grounds stipulated in clause 20 of interim provisions of Act no: 370/2000, the Coll.,

4.       by decision of a sole partner in execution of competence of the General Meeting at December 13, 2001.
     (Notary record N 228/2001, NZ 207/2001 at December 14 2001)

                                                  in Most - Komorany at December 13, 2001

                                              Statutory body of the limited liability company

                                                          -----------------------
                                                              Ing. Roman Kocár
                                                                 executive
                                                      of the limited liability company
                                                               ENOP, s. r. o.
                                                      seated Most - Komorany 2, 434 03